SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): March 17, 1999




                            5TH AVENUE CHANNEL CORP.
             (Exact name of registrant as specified in its charter)



   FLORIDA                        0-25896                       59-3175814
State or other                  (Commission                    (IRS Employer
jurisdiction of                 File Number)                Identification No.)
incorporation)




 3957 N.E. 163RD STREET, MIAMI, FLORIDA                           33160
(Address of principal executive offices)                        (Zip Code)



        Registrant's telephone number, including area code (305) 947-3010


                      TEL-COM WIRELESS CABLE TV CORPORATION
         (Former name or former address, if changed since last report.)


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Item 4.           ACQUISITION OR DISPOSITION OF ASSETS.

                  On March 17, 1999, pursuant to the Share Exchange Agreement dated February 28, 1999 and effective as of December 10, 1998 (the "Share Exchange Agreement"), the Registrant completed its acquisition of all 100 of the outstanding shares of common stock, $.001 par value per share, of The 5th Avenue Channel, Inc. ("Fifth Avenue") as follows: 25 shares from IBC Partners, a Florida general partnership of which Eric Lefkowitz, a director of the Registrant, is a partner, 65 shares from Mel Rosen ("Rosen"), the President, Chief Executive Officer and a director of the Registrant, and 10 shares from Ivana Trump ("Ms. Trump") (IBC Partners, Rosen and Ms. Trump are hereinafter sometimes collectively referred to as the "Fifth Avenue Shareholders"). In exchange, the Registrant issued an aggregate of 335,000 shares of its common stock, $.001 par value per share ("Common Stock"), proportionately to the Fifth Avenue Shareholders, based on their relative share ownership in Fifth Avenue, and agreed to issue an additional aggregate of 665,000 additional shares of is Common Stock to the Fifth Avenue Shareholders, also based on their relative share ownership in Fifth Avenue, as follows: 332,500 shares if Fifth Avenue achieves gross revenues in excess of $10,000,000 for any calendar quarter and the remaining 332,500 shares if Fifth Avenue achieves gross revenues in excess of $25,000,000 for any calendar quarter or net income in excess of $1,000,000 for any calendar quarter.

                  The Share Exchange Agreement was amended on March 17, 1999 to clarify that all 665,000 additional shares of the Registrant's Common Stock shall be issued proportionately to the Fifth Avenue Shareholders if in any calendar quarter either the gross revenues of Fifth Avenue exceed $25,000,00 or the net income of Fifth Avenue exceeds $1,000,000, even if both such events occur in the same calendar year.

                  Additionally, on March 17, 1999, the Registrant, Rosen and Ms. Trump entered into a Consulting Agreement pursuant to which Ms. Trump will act as the hostess of the The 5th Avenue Channel television channel and of 5thAvenueChannel.com, and will provide certain other consulting and promotional services for Fifth Avenue in exchange for a base fee of $10,000 per month as well as additional fees for personal appearances and three-year options to purchase an aggregate of 700,000 shares of the Registrant's Common Stock as follows: 200,000 shares at an exercise price of $5.00 per share; 200,000 shares at an exercise price of $8.00 per share; and 100,000 shares at an exercise price of $15.00 per share. The Consulting Agreement has an initial term expiring on December 31, 2001 and is automatically renewable for successive additional one-year terms unless either party provides written notice of non-renewal to the other party not less than sixty days prior to the expiration of the then current term.


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Item 5            OTHER EVENTS.

                  On March 18, 1999, the Registrant filed Articles of Amendment to its Articles of Incorporation with the Florida Department of State to change its name from Tel-Com Wireless Cable TV Corporation to 5th Avenue Channel Corp. and to increase the number of authorized shares of its Common Stock from 10,000,000 to 50,000,000. Both actions were approved by the Registrant's Board of Directors on December 23, 1998, and by a majority of the Registrant's shareholders at the Registrant's annual meeting held on February 12, 1999.

Item 7.           FINANCIAL STATEMENTS AND EXHIBITS.

                  (a)      Financial Statements of Business Acquired.

                           Financial Statements are not included in this Report, but will be filed by amendment not later than 60 days form the date hereof, in accordance with Item 7 of Form 8-K.

                  (b)      Pro Forma Financial Information

                           Pro forma financial statements are not included in this Report, but will be filed by amendment not later than 60 days from the date hereof, in accordance with
                           Item 7 of Form 8-K.

                  (c)      Exhibits

                           Exhibit 2.1 - Share Exchange Agreement by and among Tel-Com Wireless Cable TV Corporation, IBC Partners, Melvin Rosen and Ivana Trump dated February 28, 1999 but executed on March 17, 1999.

                           Exhibit 2.2 - Amendment to Share Exchange Agreement by and among Tel-Com Wireless Cable TV Corporation, IBC Partners, Melvin Rosen and Ivana Trump dated March 8, 1999 but executed March 17, 1999.

                           Exhibit 10.1 - Consulting Agreement by and between Tel-Com Wireless Cable TV Corporation, Melvin Rosen and Ivana Trump dated February 28, 1999 but executed March 17, 1999.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             5TH AVENUE CHANNEL CORP.



Date:  March 24, 1999                        By:/S/ MELVIN ROSEN
                                                -----------------------------
                                                      Melvin Rosen, President

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                                  EXHIBIT INDEX



  EXHIBIT                    DESCRIPTION
  -------                    -----------

Exhibit 2.1 Share Exchange Agreement by and among Tel-Com Wireless Cable TV Corporation, IBC Partners, Melvin Rosen and Ivana Trump dated February 28, 1999 but executed on March 17, 1999.

Exhibit 2.2 Amendment to Share Exchange Agreement by and among Tel-Com Wireless Cable TV Corporation, IBC Partners, Melvin Rosen and Ivana Trump dated March 8, 1999 but executed March 17, 1999.

Exhibit 10.1 Consulting Agreement by and between Tel-Com Wireless Cable TV Corporation, Melvin Rosen and Ivana Trump dated February 28, 1999 but executed March 17, 1999.

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